AMENDMENT NO.  2 AND WAIVER TO
CREDIT AGREEMENT

AMENDMENT NO.  2 AND WAIVER, dated as of August 5, 2014 (this "Amendment and Waiver") to the CREDIT AGREEMENT dated as of August 5, 2011, by and between CVD EQUIPMENT CORPORATION, a New York corporation (the “Company”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (the “Bank”) (as amended, restated, supplemented or otherwise modified, from time to time, the "Credit Agreement").

RECITALS

The Company has requested that the Bank, and the Bank has agreed to amend, and waive compliance with, certain provisions of the Credit Agreement, subject to the terms and conditions of this Amendment and Waiver.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.    Amendments.

                      (a)           The definition of the term “Revolving Credit Commitment Termination Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

      “Revolving Credit Commitment Termination Date” shall mean August 5, 2015.

                      (b)           The second sentence of Section 2.7 of the Credit Agreement is hereby amended and restated in it is entirety to provide as follows:

Notwithstanding the foregoing, no Letter of Credit shall be issued if, after giving effect to the same, (a) the Aggregate Outstandings would exceed the Revolving Credit Commitment or (b) Aggregate Letters of Credit Outstanding would exceed $1,000,000.

2.    Waiver.  The Bank hereby waives compliance with Section 7.13(b) of the Credit Agreement, Fixed Charge Coverage Ratio, for the fiscal quarter ended June 30, 2014.

3.	Conditions of Effectiveness

                      This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Bank of this Amendment and Waiver, duly executed by the Company.

4.    Conforming Amendments and Waiver.  The Credit Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended, waived and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver.  The Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

5.	Representations and Warranties.

The Company hereby represents and warrants to the Bank as follows:

RESTRICTED

(a)           After giving effect to this Amendment and Waiver (i) each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment and Waiver except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment and Waiver.

(b)           The Company has the power to execute, deliver and perform this Amendment and Waiver and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment and Waiver.  No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and Waiver and the other agreements, instruments and documents executed in connection with this Amendment and Waiver by the Company, other than registration, consents and approvals received prior to the date hereof and disclosed to the Bank and which are in full force and effect.

(c)           The execution, delivery and performance by the Company of this Amendment and Waiver and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment and Waiver, (i) have been duly authorized by all requisite corporate action, and (ii) will not violate  (A) any provision of law applicable to the Company, any rule or regulation of any Governmental Authority applicable to the Company or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Company.

                               (d)           This Amendment and Waiver has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

                               (e)           There have been no changes to the Certificate of Incorporation or Bylaws of the Borrower, previously delivered to the Bank on August 5, 2011, and there is no plan or proceeding for the dissolution or liquidation of the Borrower.

6.           Miscellaneous.

           Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

           The amendments and waiver herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or a waiver of any other provision of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement.

           This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver.

RESTRICTED - 2

           THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

           This Amendment and Waiver shall constitute a Loan Document.

7.           Reaffirmation.

The Company hereby: (a) acknowledges and confirms that, except as amended by this Amendment and Waiver, (i) all terms and provisions contained in the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Bank as security for the Company’s Obligations under the Notes, the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver and the Company further acknowledges that such liens shall secure all of the Obligations of the Company; (b) reaffirms and ratifies all the representations and covenants contained in each Loan Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement and the other Loan Documents.

[the next page is the signature page]

RESTRICTED - 3

IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment and Waiver to be duly executed by their duly authorized officers, all as of the day and year first above written.

CVD EQUIPMENT CORPORATION

By: /s/ Glen Charles
Name: Glen Charles
Title: CFO

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Jose L. Won
Name: Jose L. Won
Title: VP

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